UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2011

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed by HCC Insurance Holdings, Inc. (the “Company”) on June 1, 2011 (the “Original 8-K”), in which the Company reported the results of matters submitted to a vote of stockholders at the Company’s annual meeting of stockholders held on May 26, 2011, including the results of an advisory vote on the compensation of the Company’s named executive officers (the “Say on Pay Vote”) and an advisory vote on the frequency of future Say on Pay Votes (the “Say on Frequency Vote”).  The sole purpose of this Amendment is to revise Item 5.07 to disclose the Company’s decision, in light of the results of the Say on Frequency Vote, regarding the frequency of future Say on Pay Votes.  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original 8-K and this Amendment should be read in conjunction with the Original 8-K.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of HCC Insurance Holdings, Inc. (the “Company”) granted Christopher J.B. Williams 31,056 shares of time-vesting restricted stock and 93,168 shares of performance-vesting restricted stock.  The grant was made in connection with Mr. Williams recent appointment as President of the Company.  The time-vesting restricted stock vests, subject to Mr. Williams continued employment with the Company, on April 30, 2016.  The performance-vesting restricted stock vests, subject to Mr. Williams continued employment with the Company, on April 30, 2016 based on the Company’s achievement of compound annual growth in book value as compared to a designated peer group during the period from January 1, 2012 through December 31, 2015, according to the following schedule:

Company Growth Rate vs. Median Peer Company Growth Rate	% Vesting
< 100%	0%
= 100%	33.3%
> 100% and < 120%	Interpolated
> 120%	100%

For purposes of Mr. Williams’ performance-vesting restricted stock, book value is determined as follows: (i) the total value of such entity’s stockholders’ equity, including dividends declared but excluding (1) any cumulative effect of accounting change (either positive or negative) and (2) accumulated other comprehensive income (as defined in the award agreement); divided by (ii) the total number of shares of common stock that are issued and outstanding on the date for which book value is being computed.

Dividends will be payable on both the time-vesting and the performance vesting restricted stock during the vesting period.

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

On May 26, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  During the Annual Meeting, stockholders were asked to consider and vote upon four proposals: (1) the election of eleven nominees to serve as members of the Company’s Board for a one-year term expiring at the annual meeting of stockholders in 2012 and until their successors are duly elected and qualified, (2) an advisory vote on the compensation of the Company’s named executive offices, (3) an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

On the record date of April 6, 2011, there were 114,743,056 shares of the Company’s common stock issued and outstanding and entitled to be voted at the Annual Meeting.  For each proposal, the results of the stockholder voting were as follows:

1.               Election of eleven nominees to serve as members of the Board for a one-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Judy C. Bozeman	96,262,187	2,855,921	4,676,421
Frank J. Bramanti	98,819,863	298,245	4,676,421
Walter M. Duer	99,013,932	104,176	4,676,421
James C. Flagg, Ph.D.	99,014,009	104,099	4,676,421
Thomas M. Hamilton	95,309,970	3,808,138	4,676,421
Leslie S. Heisz	98,378,034	740,074	4,676,421
Deborah H. Midanek	98,383,445	734,663	4,676,421
John N. Molbeck, Jr.	99,002,548	115,560	4,676,421
James E. Oesterreicher	96,931,587	2,186,521	4,676,421
Robert A. Rosholt	99,011,918	106,190	4,676,421
Christopher J.B. Williams	96,468,946	2,649,162	4,676,421

2.               Advisory vote on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
91,498,449	6,240,623	1,379,036	4,676,421

3.               Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers:

3 Years	2 Years	1 Year	Abstain
11,579,917	259,941	85,946,577	1,331,673

4.               Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011:

Votes For	Votes Against	Abstain	Broker Non-Votes
101,842,827	1,929,374	22,328	n/a

On August 25, 2011, the Board determined that, in light of the results of the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the Company will hold an advisory vote on the compensation of the Company’s named executive officers annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel and Assistant Secretary

DATED:  August 26, 2011